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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    9/28/99
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

  WASHINGTON                1-6563                     91-0742146
(State or other           (Commission                 (IRS Employer
jurisdiction of           File Number)             Identification No.)
incorporation)

         SAFECO Plaza, Seattle, Washington              98185
    (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5. Other Events
N E W S   R E L E A S E



               SAFECO THIRD QUARTER EARNINGS EXPECTED TO DECLINE

     SEATTLE--(Sept. 28, 1999)--SAFECO Corporation (NASDAQ: SAFC) announced today that primarily based on results for the months of July and August, it expects its third quarter earnings from operations will be approximately $0.05 to $0.15 per share, which is significantly below analysts expectations. The primary causes of the expected lower earnings are increased claims in the commercial and personal insurance units along with continued intense industry price competition in these lines of business and approximately $10 million from claims from Hurricane Floyd. SAFECO intends to announce its third quarter results on Oct. 25, 1999.

     "These results are disappointing and unacceptable," said Roger Eigsti, Chairman and CEO. "The property and casualty industry is facing intense price competition as well as several other factors which have resulted in companies reporting lower than anticipated earnings. We expect to restore earnings through plans that are in place and in motion. These include promptly seeking rate increases in personal lines automobile and homeowners and in commercial lines, strengthening underwriting selection and aggressively managing expenses. These plans are critical to return SAFECO to profitable long-term growth."

     SAFECO's surety, life, asset management and credit operations continue to perform well.

     This release contains forward-looking statements about 1999 third quarter earnings and actions to improve earnings that are based on management's estimates, assumptions and projections. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the federal securities laws for forward-looking statements. SAFECO notes that the third quarter has not closed and that September results could cause actual earnings for this period to differ from the estimated earnings reported in this release.

     Additional factors that could cause actual results in subsequent periods to differ from those suggested by forward-looking statements in this release include uncertainties associated with rate increases and non-renewal of underpriced insurance accounts and more generally, the risks and uncertainties associated with general economic conditions, including changes in interest rates and the performance of the financial markets, changes in domestic laws, regulations and taxes, changes in competition and pricing environments, changes in asset valuation, and the occurrence of significant natural disasters. In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, achieving rate increases may occur in amounts and on a time schedule different than planned, which may affect the effort to restore earnings.



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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: September 29, 1999               By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer